As filed with the Securities and Exchange Commission on August 17, 2007
Registration Statement No. 333-104136

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PRINCETON REVIEW, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction of Incorporation or Organization)	22-3727603 (I.R.S. Employer Identification Number)

2315 Broadway
New York, New York 10024
(Address of Registrant’s Principal Executive Offices)

The Princeton Review, Inc. 2000 Stock Incentive Plan
(Full Title of the Plan)

Michael Perik
Chief Executive Officer
The Princeton Review, Inc.
2315 Broadway
New York, New York 10024
(212) 874-8282
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Todd E. Mason, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, PC
666 Third Ave.
New York, New York 10017
(212) 935-3000

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
Title of Each Class of	Amount to be	Maximum	Maximum	Amount of
Securities to be	Registered (1)	Offering Price	Aggregate	Registration Fee
Registered	(2)	Per Share (3)	Offering Price (3)	(3)
Common Stock, $.01 par value	1,550,468	$6.38	$9,891,986	$333.30

(1)	This Registration Statement covers shares of common stock of The Princeton Review, Inc. (the “Registrant”) which may be offered or sold pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”). The Registration Statement also covers an indeterminate number of shares of common stock of The Princeton Review, Inc. which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.

(2)	The Registrant previously filed (i) a registration statement on Form S-8 on June 22, 2001 under file number 333-63638 (2,676,433 shares), and (ii) a registration statement on Form S-8 on March 28, 2003 under file number 333-014136 (1,000,000 shares) identifying additional shares to be registered in connection with the Plan. This filing is solely to register 1,550,468 additional shares which may be issued pursuant to the Plan.

(3)	Calculated in accordance with Rule 457(h) of the Securities Act of 1933. Such calculation is based on $6.38 per share, the average of the high and the low prices of the Registrant’s common stock, as reported on the Nasdaq Global Market on August 16, 2007.

REGISTRATION OF ADDITIONAL SECURITIES
This Amendment No. 1 to Registration Statement on Form S-8 is being filed by The Princeton Review, Inc. (the “Company”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act, as amended, in connection with the registration of an additional 1,550,468 shares of the Company’s common stock $.01 par value per share (the “Common Stock”) issuable pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”). A total of 3,676,433 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company’s Registration Statements on Form S-8 (File Nos. 333-63638 and 333-104136) filed with the Securities and Exchange Commission on June 22, 2001 and March 31, 2003, respectively, and the information contained therein is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

See “Exhibit Index” on page II-5.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, The Princeton Review, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 17, 2007.

THE PRINCETON REVIEW, INC.
By:	/s/ Michael Perik
	Name:	Michael Perik
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY
     Each individual whose signature appears below constitutes and appoints each of Michael Perik and Stephen Melvin, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Perik	Chief Executive Officer, President, Director (Principal Executive Officer)	August 17, 2007
(Michael Perik)

/s/ Stephen Melvin	Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2007
(Stephen Melvin)

/s/ John Katzman	Chairman Director	August 17, 2007
(John Katzman)

/s/ Jeffrey Crisan	Director	August 17, 2007
(Jeffrey Crisan)

Signature	Title	Date

/s/ Robert Evanson	Director	August 17, 2007
(Robert Evanson)

/s/ Richard Katzman	Director	August 17, 2007
(Richard Katzman)

/s/ Michael Krupka	Director	August 17, 2007
(Michael Krupka)

/s/ David Lowenstein	Director	August 17, 2007
(David Lowenstein)

/s/ Richard Sarnoff	Director	August 17, 2007
(Richard Sarnoff)

/s/ Clyde Williams	Director	August 17, 2007
(Clyde Williams)

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of Mintz Levin Cohn Ferris Glovsky & Popeo, PC

23.1	Consent of Mintz Levin Cohn Ferris Glovsky & Popeo, PC (included in Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature pages hereto)

II-5